VIP Trust
N-SAR Attachment for Item-73.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 73.
FOR PERIOD ENDING: 06/30/2016
Registrant CIK :  00011160168
FILE NUMBER : 811- 10509

73 Distributions per share for which record date passed during the period:
NOTE: Show in fractions of a cent if so declared.

AXA PREMIER VIP TRUST Dividends and Distributions

     For The Six Months Ended June 30, 2016

Fund Class Income Capital Gains Other
AXA Moderate Allocation A       0.0000   0.0000  0.0000
 B       0.0000   0.0000  0.0000
 K       0.0000  0.0000  0.0000

AXA Aggressive Allocation A       0.0000   0.0000  0.0000
 B       0.0000   0.0000  0.0000
 K       0.0000   0.0000  0.0000

AXA Conservative Allocation A       0.0000  0.0000  0.0000
 B       0.0000  0.0000  0.0000
 K       0.0000  0.0000  0.0000

AXA Conservative-PLUS Allocation A       0.0000   0.0000  0.0000
 B       0.0000   0.0000  0.0000
 K       0.0000   0.0000  0.0000

AXA Moderate-PLUS Allocation A       0.0000   0.0000  0.0000
 B       0.0000   0.0000  0.0000
 K       0.0000   0.0000  0.0000

Target 2015 Allocation B      0.0000 0.0000 0.0000
 K      0.0000 0.0000 0.0000

Target 2025 Allocation B       0.0000  0.0000 0.0000
 K       0.0000  0.0000 0.0000

Target 2035 Allocation B       0.0000  0.0000 0.0000
 K       0.0000  0.0000 0.0000

Target 2045 Allocation B       0.0000  0.0000 0.0000
 K       0.0000  0.0000 0.0000

CharterSM Conservative               B            0.0000 0.0000 0.0000

CharterSM Moderate            B            0.0000 0.0000 0.0000

CharterSM Moderate Growth  B        0.0000 0.0000 0.0000

CharterSM Growth B             0.0000 0.0000 0.0000

CharterSM Aggressive Growth B         0.0000 0.0000 0.0000

CharterSM International Moderate B         0.0000 0.0000 0.0000

CharterSM Income Strategies B           0.0000 0.0000 0.0000

CharterSM Interest Rate Strategies B            0.0000 0.0000 0.0000

CharterSM Real Assets          B            0.0000 0.0000 0.0000

CharterSM Alternative 100 Moderate B            0.0000 0.0000 0.0000

Target 2055 Allocation B 0.0000 0.0000 0.0000
 K 0.0000 0.0000 0.0000

Charter Multi-Sector Bond Portfolio A 0.0000 0.0000 0.0000
 B 0.0000 0.0000 0.0000
 K 0.0000 0.0000 0.0000

Charter Small Cap Growth Portfolio A 0.0000 0.0000 0.0000
 B 0.0000 0.0000 0.0000

Charter Small Cap Value Portfolio A 0.0000 0.0000 0.0000
 B 0.0000 0.0000 0.0000
 K 0.0000 0.0000 0.0000